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Exhibit 11


LOGIX COMMUNICATIONS ENTERPRISES, INC.
Earnings per Common Share
(In thousands, except per share data)
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                                                                                         Years ended December 31,
                                                                                ------------------------------------------
                                                                                   1998            1999            2000
                                                                                ------------------------------------------
Income (loss) before extraordinary items and cumulative effect of change in
     accounting principle                                                       $  (38,801)     $ (100,956)     $  (63,474)

Extraordinary item, net of income tax expense                                          -               -           133,390

Cumulative effect of change in accounting principle                                   (699)            -               -
                                                                                ------------------------------------------
Net income (loss)                                                               $  (39,500)     $ (100,956)     $   69,916
Dividends on Preferred Stock                                                           -               -           (10,684)
                                                                                ------------------------------------------
Net income (loss) applicable to common stockholders                             $  (39,500)     $ (100,956)     $   59,232
                                                                                ==========================================

Basic net income (loss) applicable to common stockholders per common share:

Before extraordinary items and cumulative effect of change in accounting
    principle                                                                   $ (  0.545)     $     1.42      $   (1.040)

Extrarordinary items                                                                   -               -              1.87
Cumulative effect of change in accounting principle                                 (0.009)            -               -
                                                                                ------------------------------------------
Basic net income (loss) applicable to common stockholders per common share      $   (0.554)     $     1.42      $     0.83
                                                                                ==========================================
Basic weighted average common shares outstanding                                71,250,000      71,250,000      71,250,000
                                                                                ==========================================
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